UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 5, 2011
Breeze-Eastern Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware State or Other Jurisdiction of Incorporation)	001-07872 (Commission File Number)	95-4062211 (IRS Employer Identification Number)

35 Melanie Lane Whippany, New Jersey (Address of Principal Executive Offices)	07981 (Zip Code)
Registrant’s telephone number, including area code: (973) 602-1001
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-99.1

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 5, 2011, Breeze-Eastern Corporation entered into separate standstill agreements (the “Standstill Agreements”) with its two largest investors, Tinicum Capital Partners II, LP (“Tinicum”) and Wynnefield Partners Small Cap Value, L.P. (“Wynnefield”). Tinicum is currently the beneficial owner of approximately 35% of the Company’s common stock and Wynnefield is currently the beneficial owner of approximately 22% of the Company’s common stock.
     Pursuant to the Standstill Agreements, Tinicum and Wynnefield each agreed, among other things, that for a period of 18 months they would not: (i) acquire any additional shares of the Company’s common stock; (ii) make or in any way participate in the solicitation of proxies; (iii) seek to call a meeting of stockholders; (iv) seek to advise or influence other stockholders with respect to the voting of the Company’s common stock; or (v) seek to effect control of the management, board of directors or policies of the Company.
     In addition, Tinicum and Wynnefield each agreed that they would: (i) vote in favor of the Company’s nominees to the board of directors at the Company’s 2011 annual meeting and its 2012 annual meeting; and (ii) vote in favor of the adoption of the shareholder rights plan, which is being submitted for the approval of stockholders at the 2011 annual meeting.
     The Company agreed, among other things, to (i) fix the number of directors to serve on the board of directors at 7; and (ii) not adopt an advance notice by-law provision with respect to shareholder business of director elections.
     The Standstill Agreements are for a term of 18 months but will automatically terminate if: (i) either Tinicum or Wynnefield sells, transfers or disposes of shares of the Company’s common stock such that either of them holds less than 15% of the then issued and outstanding shares; or (ii) the Company nominates for election as a director any person other than the agreed upon Company nominees or certain agreed-upon replacements.

Item 8.01.	Other Events.
     On October 5, 2011, the Company issued a press release announcing that it had entered into the Standstill Agreements, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is furnished with this Current Report on Form 8-K:

No.	Description
10.1	Standstill Agreement by and between Breeze-Eastern Corporation, Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P. dated October 5, 2011.

10.2
Standstill Agreement by and between Breeze-Eastern Corporation, Wynnefield Partners Small Cap Value, L.P., Wynnefield Small Cap Value Offshore Fund, Ltd, Wynnefield Partners Small Cap Value L.P.I, Channel Partnership II, L.P., Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. dated October 5, 2011.

99.1	Press Release of Breeze-Eastern Corporation dated October 5, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION
Dated: October 5, 2011	/s/ Mark D. Mishler
Mark D. Mishler
Senior Vice President, Chief Financial Officer, Treasurer and Secretary